Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in Registration Statements No. 333-03853 on Form S-8, No. 333-31973 on Form S-3 and No. 333-08269 on Form S-3
of PhyMatrix Corp. of our report dated October 20, 1997 on our audits of the consolidated financial statements of PhyMatrix Corp. as of January 31, 1997 and for the year ended January 31, 1997 and the combined financial statements of PhyMatrix Corp. as of December 31, 1995 and for the year ended December 31, 1995 and December 31, 1994 appearing in this Current Report on Form 8-K.



Coopers & Lybrand L.L.P.
Boston, Massachusetts
October 24, 1997